                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549

                            ________________


                                FORM 8-K/A

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 17, 1994


                      FHP INTERNATIONAL CORPORATION
           (Exact Name of Registrant as Specified in Charter)



Delaware                           0-14796            33-0072502
(State or Other Jurisdiction       (Commission       (IRS Employer
of Incorporation)                  File Number)      Identification No.)



9900 Talbert Avenue, Fountain Valley, California          92708
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code: (714) 963-7233


                             Not Applicable
    (Former Name or Former Address, if Changed Since Last Report)

Item 7 of the Registrant's Current Report on Form 8-K, event date
17, 1994, is amended to read in its entirety as follows:


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7(a).  Financial Statements of Business Acquired.

            Unaudited Consolidated Balance Sheet as of March 31,
            1994, and Unaudited Consolidated Income Statement for three months ended March 31, 1994.

                                TAKECARE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)

                                                    March 31,     December 31,
                                                      1994            1993
                        ASSETS                      ---------     ------------
                                                   (unaudited)
Current assets:
  Cash and cash equivalents.............              $91,896         $ 89,039
  Short-term investments................               69,864           70,819
  Premiums receivable, less allowance
      for uncollectible premiums.........              30,579           29,811
  Deferred income taxes.................               19,671           22,971
  Other current assets..................               16,712           19,743
                                                   __________       __________
      Total current assets...............             228,722          232,383
Intangible assets, net of accumulated
  amortization..........................              225,505          227,611
Furniture and equipment, at cost, net
  of accumulated depreciation...........               16,720           15,133
Long-term investments...................               49,159           34,203
                                                   __________       __________
        Total assets.....................           $ 520,106        $ 509,330
                                                    =========       ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Claims payable and incurred but not
      reported claims....................           $ 110,635        $ 100,060
  Accrued shared-risk pool incentive....               18,743           19,751
  Deferred premium revenue..............               18,623           18,412
  Other payable and accrued liabilities.               56,237           56,450
  Income taxes payable..................                5,617            5,388
  Current portion of long-term debt.....               15,000           15,000
                                                   __________       __________
      Total current liabilities..........             224,855          215,061
Deferred income taxes...................                6,054            6,200
Long-term debt .........................               22,500           35,000
Other liabilities.......................                1,463            1,571
Stockholders' equity:
  Preferred stock, par value $1.00;
      1,000 shares authorized;
      none issued........................                 ---              ---
  Common stock, par value $.10; 20,000
      shares authorized; 12,912 shares
      and 12,838 shares issued and
      outstanding........................               1,291            1,284
  Additional paid-in capital............              157,084          154,877
  Retained earnings.....................              106,859           95,337
                                                   __________       __________
      Total stockholders' equity.........             265,234          251,498
        Total liabilities and
            stockholders' equity..........          $ 520,106        $ 509,330
                                                    =========        =========

                            See accompanying notes.

                                TAKECARE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                    _________________________
                                                      1994              1993
                                                   __________       __________
Revenue:
  Premium revenue.......................            $ 300,767       $ 201,062
  Other revenue.........................                2,630           2,607
  Interest income.......................                1,548           1,447
                                                    _________       _________
      Total revenue......................             304,945         205,116
Expenses:
  Health care expense...................              247,422         166,548
  Marketing and administrative expense..               33,315          22,321
  Interest expense......................                  611             496
  Amortization and depreciation ........                3,294           1,638
                                                    _________       _________
      Total expenses.....................             284,642         191,003
                                                    _________       _________
Income before income taxes..............               20,303          14,113
Income taxes............................               (8,781)         (6,215)
                                                    _________       _________
Net income .............................             $ 11,522         $ 7,898
                                                    =========       =========

Earnings per share......................             $    .86        $    .70

Weighted average shares of common stock
  and common stock equivalents
  outstanding...........................               13,403          11,313



                            See accompanying notes.

                                TAKECARE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                  (unaudited)
                                                         Three Months Ended
                                                               March 31,
                                                       ______________________
                                                          1994          1993
                                                       _________     _________
Cash flows from operating activities:
  Net income...............................             $ 11,522      $ 7,898
  Adjustments to reconcile net income
    to net cash provided by
    operating activities:
    Amortization and depreciation..........                3,294        1,638
    Deferred income taxes..................                3,154          409
    Changes in operating assets and
      liabilities:
      Decrease(increase) in premiums
       receivable .........................                 (768)       2,818
      Decrease in other current assets.....                3,031        2,119
      Increase in long-term investments....                  ---       (1,469)
      Increase in claims payable and
       incurred but not reported claims....               10,575        3,922
      Increase (decrease) in accrued
       shared-risk pool incentive..........               (1,008)         920
      Increase in deferred premium revenue                   211        1,961
      Increase (decrease) in other payables
        and accrued liabilities.............                (213)       5,521
      Increase in income taxes payable,
        excluding income tax benefit from
        exercise of stock options...........               2,023        2,429
                                                       _________    _________
        Net cash provided by operating
          activities........................              31,821       28,166
Cash flows from investing activities:
  Proceeds from sale of investments........               24,011       46,913
  Purchase of investments..................              (38,012)     (75,370)
  Purchase of furniture and equipment......               (2,775)        (754)
                                                       _________    _________
       Net cash used by investing activities             (16,776)     (29,211)
Cash flows from financing activities:
  Principal payment of long-term debt......              (12,500)      (1,800)
  Exercise of stock options................                  420           61
  Payment of other liabilities.............                 (108)         ---
                                                       _________    _________
        Net cash used by financing activities            (12,188)      (1,739)
                                                       _________    _________
Increase (decrease) in cash and cash
  equivalents..............................                2,857       (2,784)
Cash and cash equivalents:
  Beginning of period......................               89,039       86,697
                                                       _________    _________
  End of period............................             $ 91,896     $ 83,913
                                                       =========    =========

                            See accompanying notes.

                                TAKECARE, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1994
                                  (unaudited)


1.  Basis of presentation

The interim consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures herein are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1993 Annual Report on Form 10-K filed with the SEC in March 1994. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the consolidated financial position of the Company as of March 31, 1994, and the consolidated results of its operations and its consolidated cash flows for the periods shown in the interim consolidated financial statements, have been included herein.
The results of operations for the interim periods are not necessarily indicative of the results for the full years.

2.  Investments

In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (Statement 115), which was implemented by the Company effective January 1, 1994. The Company has classified substantially all of its investment portfolio as "available-for-sale." In accordance with Statement 115, investments classified as "available-for-sale" are recorded at fair value, and unrealized gains or losses are reported on a separate caption in stockholders' equity. Implementation of Statement 115 has had no material impact on the Company's financial statements, since unrealized gains and losses at March 31, 1994 were not material.

3.  Intangible assets

Intangible assets consist primarily of the excess of the purchase price of acquired subsidiaries over the net tangible assets acquired and represent the long-term earning capacity of the businesses acquired. Intangible assets are amortized on a straight-line basis over 30 years.

4.  Long-term debt

The Company established a credit facility in May 1992, which was amended in August 1993, and which consists of a term loan, the outstanding balance of which was $31.5 million at March 31, 1994, and a reducing revolving line of credit, the outstanding balance of which was $6.0 million at March 31, 1994, each terminating June 30, 1997. The credit facility is secured by substantially all assets of the Company. There is an unused balance of $34.0 million available under the line of credit at March 31, 1994. Borrowings under the credit facility bear interest at a floating rate that is based primarily on the principal lender's prime rate in the London interbank market.

The term loan requires prepayments in addition to quarterly installments if assets or subsidiaries are sold, or if debt or capital stock is issued. Prepayments are also required if there is cash flow in excess of certain defined amounts. The credit facility is subject to covenants that include maintaining certain financial ratios, various restrictions regarding sales of assets, liens, guarantees, dividends, etc. and limitations regarding investments, annual lease obligations and annual capital expenditures.

5.  Acquisition

The Company acquired all of the outstanding stock of Comprecare, Inc. (Comprecare) on September 9, 1993. The acquisition was treated as a purchase for accounting purposes. Accordingly, the consolidated financial statements include the operations of Comprecare, which consists primarily of an HMO, beginning September 9, 1993. The purchase price was approximately $49.5 million in cash, 1,817,000 shares of the Company's common stock, and options to purchase approximately 151,000 shares of the Company's common stock for $3.70 per share. The Company financed the cash portion of the purchase price, as well as its repayment of Comprecare's outstanding long-term debt, the balance of which was $15.5 million, through borrowings under its credit facility (see Note 3).

The following table summarizes the pro forma consolidated results of operations of the Company as though the acquisition of Comprecare had occurred on January 1, 1993. The pro forma consolidated results of operations shown below do not necessarily represent what the consolidated results of operations of the Company would have been if the acquisition of Comprecare had actually occurred on January 1, 1993, nor do they represent a forecast of the consolidated results of operations of the Company for any future period.

                                Three Months Ended March 31, 1993
                                (in thousands, except per share data)

    Premium revenue........................$ 268,600
    Income before income taxes.............   15,700
    Net income.............................    8,600
    Earnings per share.....................      .65

6.  Merger

On March 3, 1994, the Company entered into an agreement and plan of merger with FHP International Corporation (FHP) under which FHP agreed to acquire all the outstanding common stock of the Company. FHP agreed to exchange 1.6 shares of its convertible preferred stock, $28 in cash, and between .41379 and .48000 shares of its common stock, depending upon the average closing price of FHP's common stock near the effective date of the merger, for each outstanding share of the Company's common stock. The merger is contingent upon customary closing conditions, including approval by the stockholders of both the Company and FHP (at stockholder meetings scheduled to occur on June 10, 1994), regulatory approvals, and FHP obtaining financing.

        Audited Consolidated Balance Sheets as of December 31, 1993 and December 31, 1992, and Audited Statements of Operations, Stockholders' Equity, and Cash Flows for the years ended December 31, 1993, December 31, 1992 and December 31, 1991.

                        REPORT OF INDEPENDENT AUDITORS




The Board of Directors
TakeCare, Inc.

We have audited the accompanying consolidated balance sheets of TakeCare, Inc. as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended
December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TakeCare, Inc. at December 31, 1993 and 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP
Walnut Creek, California
February 23, 1994, except for Notes 8 and 9, as to which the date is March 3, 1994 and August 3, 1994, respectively.

                                TAKECARE, INC.
                          CONSOLIDATED BALANCE SHEETS
                          December 31, 1993 and 1992
                     (in thousands, except per share data)


                                                              December 31,
                                                           ___________________
                                                            1993        1992
                                                          _______     ________
                       ASSETS

Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . $ 89,039     $ 86,697
  Short-term investments . . . . . . . . . . . . . . . .   70,819       49,535
  Premiums receivable, less allowance for uncollectible
    premiums of $3,417 and $2,031. . . . . . . . . . . .   29,811       25,509
  Deferred income taxes (Note 3) . . . . . . . . . . . .   22,971       11,129
  Other current assets . . . . . . . . . . . . . . . . .   19,743       15,127
                                                         ________     ________
        Total current assets . . . . . . . . . . . . . .  232,383      187,997
Intangible assets, net of accumulated amortization of
  $12,258 and $6,370 . . . . . . . . . . . . . . . . . .  227,611      133,589
Furniture and equipment, at cost, net of accumulated
  depreciation of $3,487 and $1,143. . . . . . . . . . .   15,133        7,920
Long-term investments. . . . . . . . . . . . . . . . . .   34,203        6,880
                                                         ________     ________
        Total assets . . . . . . . . . . . . . . . . . . $509,330     $336,386
                                                         ========     ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Claims payable and incurred but not reported claims. . $100,060     $ 84,780
  Accrued shared-risk pool incentive . . . . . . . . . .   19,751       18,685
  Deferred premium revenue . . . . . . . . . . . . . . .   18,412       11,590
  Other payables and accrued liabilities . . . . . . . .   56,450       27,597
  Income taxes payable . . . . . . . . . . . . . . . . .    5,388        1,916
  Current portion of long-term debt. . . . . . . . . . .   15,000        6,960
                                                         ________     ________
        Total current liabilities. . . . . . . . . . . .  215,061      151,528
Deferred income taxes (Note 3) . . . . . . . . . . . . .    6,200        5,768
Long-term debt . . . . . . . . . . . . . . . . . . . . .   35,000       28,343
Other liabilities. . . . . . . . . . . . . . . . . . . .    1,571          ---
Commitments and contingencies (Note 4) . . . . . . . . .      ---          ---
Stockholders' equity (Notes 5 and 6):
  Preferred stock, par value $1.00; 1,000 shares
    authorized; none issued. . . . . . . . . . . . . . .      ---          ---
  Common stock, par value $.10; 20,000 shares
    authorized; 12,838 shares and 10,876 shares issued
    and outstanding. . . . . . . . . . . . . . . . . . .    1,284        1,088
  Additional paid-in capital . . . . . . . . . . . . . .  154,877       91,946
  Retained earnings. . . . . . . . . . . . . . . . . . .   95,337       57,713
                                                         --------     --------
        Total stockholders' equity . . . . . . . . . . .  251,498      150,747
                                                         --------     --------
        Total liabilities and stockholders' equity . . . $509,330     $336,386
                                                         ========     ========

                            See accompanying notes.

                                TAKECARE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 Years ended December 31, 1993, 1992 and 1991
                     (in thousands, except per share data)


                                                    Year ended December 31,
                                                ____________________________
                                                   1993      1992      1991
                                                  ______    ______    ______

Revenue:
  Premium revenue. . . . . . . . . . . . . . . . $910,484  $606,412  $287,419
  Other revenue. . . . . . . . . . . . . . . . .   10,714     8,744       ---
  Interest income. . . . . . . . . . . . . . . .    6,073     5,289     5,653
                                                 ________  ________  ________
        Total revenue  . . . . . . . . . . . . .  927,271   620,445   293,072
Expenses:
  Medical services . . . . . . . . . . . . . . .  370,400   253,882   121,042
  Hospital services. . . . . . . . . . . . . . .  294,588   190,545    84,121
  Other health care expense. . . . . . . . . . .   80,605    61,368    30,516
  Marketing and administrative expense . . . . .  105,074    63,029    25,894
  Interest expense . . . . . . . . . . . . . . .    2,190     3,566     1,752
  Amortization and depreciation. . . . . . . . .    8,318     4,449     1,145
                                                 ________  ________  ________
        Total expenses . . . . . . . . . . . . .  861,175   576,839   264,470
                                                 ________  ________  ________
Income before income taxes . . . . . . . . . . .   66,096    43,606    28,602
Income taxes (Note 3). . . . . . . . . . . . . .  (28,472)  (18,258)  (11,727)
                                                 ________  ________  ________
Net income. . . . . . . . . . . . . . . . . . .  $ 37,624  $ 25,348  $ 16,875
                                                 ========  ========  ========
Earnings per share. . . . . . . . . . . . . . .  $   3.14  $   2.49  $   1.88
                                                 ========  ========  ========
Weighted average shares of common stock and
  common stock equivalents outstanding. . . . .    11,982    10,164     8,954
                                                 ========  ========  ========


                            See accompanying notes.

                                TAKECARE, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 Years ended December 31, 1993, 1992 and 1991
                                (in thousands)

                                                    Additional
                                      Common Stock    Paid-in  Retained
                                     Shares  Amount   Capital  Earnings  Total

Balances at December 31, 1990. . .   7,075  $  707    $ 4,293  $15,490  $20,490
Net income . . . . . . . . . . . .     ---     ---        ---   16,875   16,875
Issuance of common stock in
 public offering . . . . . . . . .   1,750     175     30,364      ---   30,539
Exercise of stock options. . . . .     194      20        802      ---      822
Income tax benefit from exercise
 of stock options. . . . . . . . .     ---     ---      1,008      ---    1,008
                                     _____  ______   ________  _______ ________
Balances at December 31, 1991. . .   9,019     902     36,467   32,365   69,734
Net income . . . . . . . . . . . .     ---     ---        ---   25,348   25,348
Issuance of common stock in
 public and private offerings  . .   1,707     171     52,650      ---   52,821
Exercise of stock options. . . . .     150      15        720      ---      735
Income tax benefit from exercise
 of stock options. . . . . . . . .     ---     ---      2,109      ---    2,109
                                     _____  ______   ________  _______ ________
Balances at December 31, 1992. . .  10,876   1,088     91,946   57,713  150,747
Net income . . . . . . . . . . . .     ---     ---        ---   37,624   37,624
Issuance of common stock . . . . .   1,817     182     59,783      ---   59,965
Exercise of stock options. . . . .     145      14        651      ---      665
Income tax benefit from exercise
 of stock options. . . . . . . . .     ---     ---      2,497      ---    2,497
                                    ______ _______   ________ ________ ________
Balances at December 31, 1993. . .  12,838 $ 1,284   $154,877 $ 95,337 $251,498
                                    ====== =======   ======== ======== ========


                               See accompanying notes.

                                   TAKECARE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Years ended December 31, 1993, 1992 and 1991
                                   (in thousands)


                                                 Year ended December 31,
                                            ________________________________
                                                     1993     1992     1991
                                                   _______  _______  _______

Cash flows from operating activities:
  Net income . . . . . . . . . . . . . . . . .   $ 37,624  $ 25,348  $ 16,875
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Amortization and depreciation . . . . . .       8,318     4,449     1,145
    Deferred income taxes . . . . . . . . . .      (2,295)   (2,130)   (2,551)

    Changes in operating assets and liabilities, net
      of effects of acquisitions:
      Decrease (increase) in premiums receivable   4,424     (2,189)    2,025
      Decrease (increase) in other current assets (4,027)     2,610      (484)
      Increase in deferred income taxes. . . .    (8,169)       ---       ---
      Increase in long-term investments. . . .       ---       (176)      ---
      Increase in claims payable and incurred
        but not reported claims. . . . . . . .      3,781    45,449     3,274
      Increase (decrease) in deferred premium
        revenue. . . . . . . . . . . . . . . .      5,997    (3,029)    1,049
      Increase in accrued shared-risk pool
        incentive  . . . . . . . . . . . . . .        762     4,409     3,698
      Increase in other payables and accrued
        liabilities  . . . . . . . . . . . . .     22,734     7,490     2,822
      Increase (decrease) in income taxes
        payable, excluding income tax benefit
        from exercise of stock options . . . .      2,788     4,025    (1,494)
                                                   ______   _______   _______
        Net cash provided by operating
          activities . . . . . . . . . . . . .      71,937   86,256    26,359
Cash flows from investing activities:
  Cost of acquisitions, net of cash acquired .     (98,504)(150,303)      ---
  Proceeds from sale of investments. . . . . .     216,300  136,298    81,928
  Purchase of investments. . . . . . . . . . .    (242,482) (95,997) (122,424)
  Purchase of furniture and equipment. . . . .      (4,558)  (3,191)     (512)
                                                   _______  ________ ________
        Net cash used by investing activities.    (129,244)(113,193)  (41,008)
Cash flows from financing activities:
  Proceeds from long-term borrowings . . . . .      66,000  108,300       ---
  Issuance of common stock and stock options .      59,965   52,821    30,539
  Exercise of stock options. . . . . . . . . .         665      735       822
  Principal payment of long-term debt. . . . .     (66,755) (93,081)   (8,800)
  Payment of other long-term liabilities . . .        (226)     ---       ---
                                                   _______  _______   _______
    Net cash provided by financing activities.      59,649   68,775    22,561
                                                   _______  _______   _______
Increase in cash and cash equivalents  . . . .       2,342   41,838     7,912
Cash and cash equivalents:
  Beginning of year . . . . . . . . . . . . . .     86,697   44,859    36,947
                                                   _______  _______   _______
  End of year. . . . . . . . . . . . . . . . . .  $ 89,039 $ 86,697  $ 44,859
                                                  ======== ========  ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest . . . .  $  2,105 $  3,622  $  2,099
  Cash paid during the year for income taxes . .    32,025   15,702    16,480

                               See accompanying notes.

                                TAKECARE, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1993



1.    Summary of significant accounting policies

Organization

      TakeCare, Inc. (the Company) owns and operates several health maintenance organizations (HMOs) and other related businesses. The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany transactions have been eliminated. See Note 7 for a description of significant acquisitions by the Company during 1992 and 1993.

Cash equivalents and short-term investments

      Cash equivalents consist of marketable securities with maturity dates less than three months after the date of purchase. Short-term investments consist of marketable securities with maturity dates less than one year after the date of purchase. Cash equivalents and short-term investments are stated at cost which approximates market. In the opinion of management, there is no significant concentration of credit risk in these marketable securities as of December 31, 1993.

Intangible assets

      Intangible assets consist primarily of the excess of the purchase price of acquired subsidiaries over the net tangible assets acquired and represent the long-term earning capacity of the businesses acquired. Intangible assets are amortized on a straight-line basis over 30 years. Intangible assets are assessed at each balance sheet date to determine whether there has been an impairment thereof.

Furniture and equipment

      Furniture and equipment is recorded at cost, and depreciated on a straight-line basis over five to ten years, except for certain computer software, which is depreciated on an accelerated basis over five years.

Claims payable and incurred but not reported claims

      The liability for claims payable and incurred but not reported claims is estimated using the most recent data available for claims incurred prior to but not yet paid as of the balance sheet date. The accrued shared-risk pool incentive liability is based in part on the estimate of incurred but not reported claims.

Revenue recognition

      Premium revenue is recognized during the applicable month of coverage. Deferred premium revenue represents cash received from employer groups in advance of the applicable period of coverage. In the opinion of management, there is no significant concentration of credit risk in the premiums receivable from employer groups.

Major customers

      One employer group accounted for 11% of the Company's premium revenue during 1993. There were no employer groups that accounted for 10% or more of the Company's premium revenue during 1992 or 1991.

Health care expenses

      The Company's HMO subsidiaries provide incentives for the participating medical groups and physicians to control health care expenses through the use of various risk-sharing arrangements. Incentive payments are made to medical groups and physicians based on their performance in controlling health care costs. Expenses related to these risk-sharing arrangements are recorded in the period in which the related health care expenses are incurred.

      The Company's HMO subsidiaries purchase reinsurance to cover hospital expenses in excess of a specified annual amount per member. Reinsurance premiums are reported as health care expenses and related reinsurance recoveries are reported as reductions in health care expenses.

Pension plan

      The Company has a Savings and Retirement Plan (the 401(k)
Plan) available to employees. Eligible employees can make elective contributions to a trust, provided the annual contribution to each employee's account does not exceed the maximum allowed by the Internal Revenue Code. During 1993, 1992 and 1991 the Company made $837,000, $557,000 and $111,000 of matching contributions to the 401(k) Plan, which is included in marketing and administrative expense.

Earnings per share

      Earnings per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The number of common shares outstanding in 1991 has been adjusted for the stock split described in Note 6. Common stock equivalents consist of stock options granted to key executives and participating medical groups (see Note 5).

Fair value of financial instruments

      In the opinion of management, the balances of cash and cash equivalents, short-term investments, premiums receivable, long-term investments, and long-term debt all approximate their respective fair values.

Unrealized gains and losses

      In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement
115), which establishes a new method of accounting for unrealized gains and losses on investments. The Company has not yet implemented Statement 115, but is required to do so effective January 1, 1994. Implementation of Statement 115 is not expected to have a material effect on the Company's financial statements, since unrealized gains and losses on investments have not been material.

2.    Long-term debt

      Long-term debt consists of the following (in thousands):

                                                December 31,
                                            ___________________
                                             1993         1992
                                            ______       ______

   Credit Facility . . . . . . . . .      $ 50,000     $ 35,303
     Less current portion. . . . . .        15,000        6,960
                                          ________     ________
     Long-term debt. . . . . . . . .      $ 35,000     $ 28,343
                                          ========     ========

      Scheduled debt maturities at December 31, 1993 are as follows (in thousands):

      1994. . . . . . . . . . . . . . . . . . . . . .    $ 15,000
      1995. . . . . . . . . . . . . . . . . . . . . .      15,000
      1996. . . . . . . . . . . . . . . . . . . . . .      14,000
      1997. . . . . . . . . . . . . . . . . . . . . .       6,000
                                                         ________
         Total . . . . . . . . . . . . . . . . . . .     $ 50,000
                                                         ========

      The credit facility consists of a term loan, the outstanding balance of which was $44.0 million at December 31, 1993, and a reducing revolving line of credit, the outstanding balance of which was $6.0 million at December 31, 1993, each terminating
June 30, 1997. The credit facility is secured by substantially all assets of the Company. There is an unused balance of $34.0 million available under the line of credit at December 31, 1993. Borrowings under the credit facility bear interest at a floating rate that is based primarily on the principal lender's prime rate in the London interbank market. The weighted average interest rate on the outstanding balance of the term loan at December 31, 1993 was 4.9%.

      The term loan requires prepayments in addition to quarterly installments if assets or subsidiaries are sold, or if debt or capital stock is issued. Prepayments are also required if there is cash flow in excess of certain defined amounts. The credit facility is subject to covenants that include maintaining certain financial ratios, various restrictions regarding sales of assets, liens, guarantees, dividends, etc. and limitations regarding investments, annual lease obligations and annual capital expenditures.

3.    Income taxes

      Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes (Statement 109)" was implemented effective January 1, 1993, which changed the Company's method of accounting for income taxes from the deferred method to the liability method. Implementation of Statement 109 resulted in no material effect on the Company's financial statements.

      Deferred income taxes reflect the tax effects of temporary differences in the recognition of certain revenues and expenses for financial reporting and income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1993 are as follows (in thousands):

    Deferred tax assets:
          Health care expenses . . . . . . .     $ 18,928
          Bad debt expense . . . . . . . . .        1,107
          State income taxes . . . . . . . .          703
          Accrued bonus. . . . . . . . . . .          657
          Other. . . . . . . . . . . . . . .        1,576
                                                 ________
                Total  . . . . . . . . . . .       22,971
          Valuation allowance. . . . . . . .          ---
                                                 ________
                Deferred tax assets, net of
                      valuation allowance. .       22,971

    Deferred tax liabilities:
          Amortization and depreciation . . .       6,200
                                                 ________
                Net deferred tax assets . . .    $ 16,771
                                                 ========

      There was no change in the valuation allowance during the year ended December 31, 1993.

      Significant components of the provision for income taxes are as follows (in thousands):

                                     Liability
                                      Method      Deferred Method
                                                  ________________
                                      1993        1992       1991
                                    _________    _______    _______

      Current:   Federal . . . .     $25,818     $15,956    $11,119
                 State . . . . .       4,949       4,432      3,159
      Deferred:  Federal . . . .      (1,882)     (1,737)    (2,109)
                 State . . . . .        (413)       (393)      (442)
                                     _______     _______    _______
                 Total . . . . .     $28,472     $18,258    $11,727
                                     =======     =======    =======

      Significant components of the provision for deferred income taxes for the years ended December 31, 1992 and 1991 are as follows (in thousands):

                                               1992       1991
                                             _______    _______

      Amortization and depreciation . . .    $ 1,415    $ 1,437
      Health care expenses. . . . . . . .     (5,380)    (3,555)
      Losses of operations held for sale.      1,835        ---
      Premium revenue . . . . . . . . . .        ---       (854)
      Other, net. . . . . . . . . . . . .        ---        421
                                             _______    _______
                 Total. . . . . . . . . .    $(2,130)   $(2,551)
                                            ========   ========

      The reconciliation of income taxes computed at the federal statutory tax rates to income tax expense is as follows (in thousands):


                                     Liability
                                      Method      Deferred Method
                                                  ________________
                                      1993        1992       1991
                                    _________    _______    _______


      Federal statutory rate. . .     35.0%       34.0%      34.0%
      State income taxes, net of
        federal benefit . . . . .      4.8         6.0        6.1
      Amortization of intangible
        assets  . . . . . . . . .      2.3         1.9        0.9
      Other, net. . . . . . . . .      1.0          --         --
                                      ____        ____       ____
               Total. . . . . . .     43.1%       41.9%      41.0%
                                      ====        ====       ====

      The Company has received a notice of proposed adjustment from the Internal Revenue Service with respect to its tax returns for 1988 through 1991. In the opinion of management, any such adjustment will not have a material effect on the Company's financial statements.

4.    Commitments and contingencies

Professional liability

      The Company has professional liability insurance for potential claims incurred in connection with its operations, which covers claims made during the policy period. The Company intends to keep the current insurance policy in force during the foreseeable future. In the opinion of management, there are no professional liability claims outstanding which, individually or in the aggregate, would have a material adverse effect on the Company's financial statements.

Operating leases

      The Company is obligated for office and equipment rental under the terms of various operating leases. Operating lease expense was $4,063,000, $3,231,000, and $802,000 for the years ended December 31, 1993, 1992 and 1991. At December 31, 1993, minimum rental payments under noncancelable operating leases were as follows (in thousands):

            1994 . . . . . . . . . .            $ 4,305
            1995 . . . . . . . . . .              3,928
            1996 . . . . . . . . . .              2,952
            1997 . . . . . . . . . .              1,767
            1998 and thereafter. . .              2,372
                                                _______
                  Total. . . . . . .            $15,324
                                                =======

      Subsequent to December 31, 1993, the Company entered into an operating lease agreement for office space under which it became obligated for minimum aggregate rental payments of $9,529,000 during the period from 1994 to 1998, in excess of the commitments shown above.

Litigation

      The Company is involved in various legal actions in the normal course of business. In the opinion of management, such legal actions will not have a material effect on the Company's financial statements.

5.    Stockholders' equity

Stock options

      The Company granted options to purchase shares of outstanding common stock of its subsidiary, TakeCare Health Plan, Inc. (THP), to key executives and certain participating medical groups (PMGs) during the period from 1988 to 1991. Activity in such stock options during 1991 was as follows:

                                          Number    Weighted Average
                                         of Shares    Exercise Price
                                         _________   _________________

    Outstanding at December 31, 1990 .   3,008,900      $  1.17
    Granted during 1991  . . . . . . .      50,000         2.50
    Terminated during 1991 . . . . . .  (3,058,900)        1.20
                                        __________      _______
    Outstanding at December 31, 1991 .         ---      $   ---
                                        ==========      =======


      During 1991, outstanding options to purchase 3,058,900 shares of THP's outstanding common stock at a weighted average exercise price of $1.20 per share were terminated and replaced with options to purchase 734,566 shares of the Company's common stock at a weighted average exercise price of $4.98 per share (the Replacement Options). Stock option activity in 1991, 1992 and 1993 was as follows:

                                        Number    Weighted Average
                                       of Shares   Exercise Price
                                       _________  ________________

      Granted to replace terminated
        options during 1991 ........    734,566       $  4.98
      Granted during 1991 ..........    165,000         18.50
      Exercised during 1991 ........   (193,918)         4.24
      Expired during 1991 ..........    (40,700)         9.56
                                       ________       _______
        Outstanding at
          December 31, 1991 ........    664,948          8.27
      Granted during 1992 ..........    157,000         25.28
      Exercised during 1992 ........   (149,637)         4.91
      Expired during 1992 ..........    (16,875)        23.33
                                       ________       _______
        Outstanding at
          December 31, 1992 ........    655,436         12.72
      Granted during 1993 ..........     65,000         43.46
      Issued in acquisition of
        Comprecare, Inc. ...........    151,487          3.70
      Exercised during 1993 ........   (145,415)         4.58
      Expired during 1993 ..........    (15,000)        42.75
                                       ________       _______
        Outstanding at
          December 31, 1993.........    711,508       $ 14.64
                                       ========       =======

     All of the stock options outstanding at December 31, 1993 become exercisable either at the rate of 25% within two years after the date of grant and an additional 25% each year there-after, or at the rate of 20% within three years after the date of grant and an additional 20% each year thereafter, based on the date of grant of the original options in the case of the Replace-ment Options and the options issued in the acquisition of Comprecare, Inc. (the Comprecare Options), except for outstanding options to purchase 20,821 shares which are exercisable at any time after the date of grant. Outstanding stock options at December 31, 1993 were granted in the following years, based on the date of grant of the original options in the case of the Replacement Options and the Comprecare Options:

                                   Number    Weighted Average
                                  of Shares   Exercise Price
                                  _________  ________________

      1988 .................       168,056       $  4.08
      1989 .................           ---           ---
      1990 .................        36,000         10.00
      1991 .................       293,811         11.96
      1992 .................       163,641         22.45
      1993 .................        50,000         43.68
                                 _________       _______
            Total ..........       711,508       $ 14.64
                                 =========       =======

     Outstanding options at December 31, 1993 expire at the earlier of the date the option holder ceases to be an employee, director or PMG, as the case may be, or eight to ten years after the date of grant, based on the date of grant of the original options in the case of the Replacement Options and the Comprecare Options. Options to purchase 227,973 shares at a weighted average exercise price of $6.21 per share were exercisable at December 31, 1993. All outstanding options granted by the Company have an exercise price that is equal to the fair market value of the Company's common stock on the date of grant. Outstanding Comprecare Options have an exercise price that is equal to the fair market value of the common stock of Comprecare, Inc. on the date of grant of the original options.

     The Company adopted the 1990 Stock Option Plan (the 1990
Plan) effective February 15, 1991. Under the 1990 Plan, 600,000 shares of common stock have been reserved for issuance upon exercise of options to be granted thereunder. Options to purchase 387,000 shares, of which options to purchase 352,000 shares are outstanding at December 31, 1993, have been granted under the 1990 Plan as of December 31, 1993. The Company adopted the 1993 Stock Option Plan (the 1993 Plan) effective May 3, 1993. Under the 1993 Plan, 151,487 shares of common stock have been reserved for issuance upon exercise of options to be granted thereunder. Options to purchase 151,487 shares, of which options to purchase 146,077 shares are outstanding at December 31, 1993, have been granted under the 1993 Plan at December 31, 1993.

Restricted Assets

      All of the Company's HMO subsidiaries and certain of its other subsidiaries are subject to state regulatory requirements to maintain a minimum amount of capital surplus or tangible net equity, and in certain states, restricted deposits. Such regulatory requirements, together with certain other contractual requirements, restricted the Company's ability to transfer an aggregate of approximately $47.5 million of net assets from the Company's subsidiaries to the Company at December 31, 1993.

6.    Recapitalization

      An amendment to the Company's certificate of incorporation was filed on March 4, 1991 to (i) increase the authorized common stock to 20,000,000 shares; (ii) create a new class of preferred stock consisting of 1,000,000 authorized shares; (iii) effect a stock split of 1,415 shares of common stock for each share then outstanding; and (iv) effect certain other amendments to the certificate. All share and per share amounts in these consoli-dated financial statements have been restated to give retroactive effect to the recapitalization and the 1,415-for-1 stock split.

7.    Acquisitions

      The Company acquired all of the outstanding stock of Lincoln National Administrative Services Corporation (LNASC) on May 8, 1992 and all of the outstanding stock of two corporations that were affiliates of LNASC during May and June 1992. The acquisi-tions of the LNASC stock, effective April 30, 1992, and of the related stock are treated as purchases for accounting purposes. The consolidated financial statements include the operations of LNASC and its affiliates, which consist primarily of HMOs, beginning April 30, 1992. The purchase price was approximately $145 million, subject to certain post-closing adjustments, including an addition to the purchase price of between $3 million and $7.4 million, and was financed through a private placement of 500,000 shares of common stock in which the Company received $10 million, a long-term $105 million credit facility with a group of banks, which was paid in full in 1993, and internally generated funds.

      In connection with this acquisition, the Company retained HMOs operating in California, Colorado, Illinois, and Ohio and intended, within one year of the acquisition, to divest itself of nine smaller HMOs that were also acquired (the Disposition HMOs). Eight of the Disposition HMOs were sold during 1992, and the remaining Disposition HMO was sold on June 30, 1993.

      As of the acquisition date, the Company established a reserve of $4.5 million for the estimated operating losses of the Disposition HMOs prior to their disposition by the Company, and for the estimated net gain or loss on the sale of the Disposition HMOs, which was added to intangible assets and a corresponding accrued liability. During the period from April 30, 1992 to December 31, 1993 the operating losses incurred by the Disposi-tion HMOs, net of operating gains, were $4.3 million, the gain on the sale of the Disposition HMOs, net of losses, was $5.8 million, and the reserve was reduced by $6.0 million, which resulted in a corresponding reduction in intangible assets during 1993. As a result, there is no remaining reserve at December 31, 1993.

      As of the acquisition date, the Company recorded intangible assets of $118.0 million, which included estimated acquisition costs and the $4.5 million reserve for estimated losses on the operation and sale of the Disposition HMOs. During the period from April 30, 1992 to December 31, 1993, intangible assets were reduced by $6.6 million due to a gain on the retirement of outstanding preferred stock of one of the Disposition HMOs, reduced by $6.0 million due to a reduction in the reserve for estimated losses on the operation and sale of the Disposition HMOs, reduced by $3.7 million due to post-closing adjustments to the purchase price, and increased by $2.8 million due to actual acquisition costs that exceeded the original estimate. As a result, intangible assets resulting from the acquisition, before accumulated amortization, were $104.5 million at December 31, 1993.

      The Company acquired all of the outstanding stock of Comprecare, Inc. (Comprecare) on September 9, 1993. The acquisition is treated as a purchase for accounting purposes. The consolidated financial statements include the operations of Comprecare, which consist primarily of an HMO in Colorado, beginning September 9, 1993. The purchase price was approxi-mately $49.5 million in cash, 1,817,000 shares of the Company's common stock, and options to purchase approximately 151,000 shares of the Company's common stock for $3.70 per share. The cash portion of the purchase price, and the repayment of Comprecare's outstanding long-term debt of $15.5 million, was financed through borrowings under a credit facility with a group of banks (see Note 2).

      As of the acquisition date, the Company recorded intangible assets of $103.9 million, which included estimated acquisition costs. During the four months ended December 31, 1993, intan-gible assets were increased by $0.6 million due to additional acquisition costs. As a result, intangible assets resulting from the acquisition, before accumulated amortization, were $104.5 million at December 31, 1993.

      The following table summarizes the unaudited pro forma consolidated results of operations of the Company as though the acquisitions of LNASC and its affiliates and Comprecare had occurred on January 1, 1992. The unaudited pro forma consoli-dated results of operations shown below do not necessarily represent what the consolidated results of operations of the Company would have been if the acquisitions had actually occurred on January 1, 1992, nor do they represent a forecast of the consolidated results of operations of the Company for any future period.

                                        (in thousands, except
                                            per share data)
                                          1993         1992
                                       ___________   ___________
      Premium revenue .............  $  1,093,075    $   980,352
      Income before income taxes ..        76,947         55,991
      Net income ..................        43,651         31,236
      Earnings per share ..........  $       3.29    $      2.54

8.    Subsequent event

      On March 3, 1994, the Company entered into an agreement and plan of merger with FHP International Corporation (FHP) under which FHP agreed to acquire all the outstanding common stock of the Company. FHP agreed to exchange 1.6 shares of its convert-ible preferred stock, $28 in cash, and approximately .45 shares of its common stock, subject to adjustment, for each outstanding share of the Company's common stock. In the event that the average closing market price of FHP's common stock near the close of the transaction is between $25.00 and $29.00, the terms of the FHP preferred stock will be adjusted so that each 1.6 shares of it will have an estimated market value of $40.00, and the number of shares of FHP common stock will be adjusted so that the common stock provided will have a market value of $12.00, providing for an aggregate value of $80 per share of the Company's common stock. In the event that the average closing market price of FHP common stock near the close of the transaction is more than $29 or less than $25, the aggregate value of the consideration will be more or less than $80 per share of the Company's common stock. The merger is contingent upon customary closing conditions, including approval by the stockholders of both the Company and FHP, regulatory approvals, and FHP obtaining financing.

9.     Litigation - (unaudited)

       In 1993, an action was brought against LNASC and Lincoln
National Health Plan (LNHP) alleging numerous complaints. On July 20, 1994, after a six-day jury trial, the jury returned a verdict finding LNASC and LNHP liable for approximately $26,800,000 which includes $25,000,000 of punitive damages. On August 3, 1994, the defendants filed a motion for judgments notwithstanding the verdict, new trial and in the alternative, remittitur of the punitive damages award.
The Court has tentatively set September 14, 1994 as the date for the hearing on the post-trial motions. The management of the Company believes that its liability, if any, would be all or partially covered by insurance claims and contract claims. The Company will vigorously contest the verdict and believes the eventual outcome will not have a material adverse impact on the financial position of the Company.

Item 7(b).  Pro Forma Financial Information.

            Pro forma financial information that would be required pursuant to Article 11 of Regulation S-X.

            FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
     HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                      March 31, 1994 (Unaudited)

                                Assets
                                                            Pro Forma
                                                           Acquisition
                                                           Adjustments
                              FHP            TakeCare       Increase
(Amounts in thousands)        Historical     Historical     (Decrease)
                              __________     __________     __________

Cash and cash equivalents     $194,884        $91,896       ($100,000)

Short-term investments         172,733         69,864

Accounts receivable             70,761         30,579

Other current assets            42,878         36,383
                              ________       ________        ________

   Total current assets        481,256        228,722        (100,000)

Property and equipment, net    368,657         16,720

Excess purchase price over
  net assets acquired            3,992        236,773         778,412

  less accumulated amortization   (286)       (13,726)         13,726
                              ________       _________       ________

Excess purchase price over
  net assets acquired, net       3,706        223,047         792,138

Long-term investments           78,629         49,159

Restricted investments          75,418

Other assets, net               30,829          2,458            (858)
                              ________       ________        ________

    Total assets            $1,038,495       $520,106        $691,280
                            ==========       ========        ========

                 Liabilities and Stockholders' Equity

Current portion of long-term
  obligations                     $150        $15,000         $35,000

Accounts payable                35,411         49,736

Medical claims payable         170,968        129,378

Accrued salaries and
  employee benefits             79,030          6,501

Deferred premiums              146,017         18,623

Income taxes payable and
  other current liabilities     16,839          5,617         10,500
                              ________       ________       ________

    Total current liabilities  448,415        224,855         45,500

Long-term obligations          103,025         22,500        239,590

Other liabilities               81,958          7,517
                              ________       ________       ________

    Total liabilities          633,398        254,872        285,090
                              ________       ________       ________

Stockholders' equity:

  Series A Cumulative Convertible
  Preferred Stock                                            516,480

  Common Stock                   1,658          1,291           (981)

  Paid-in capital              224,722        157,084         (2,450)

  Retained earnings            178,717        106,859       (106,859)
                              ________       ________       _________

    Total stockholders'
    equity                     405,097        265,234        406,190
                              ________       ________       ________

    Total liabilities and
    stockholders' equity    $1,038,495       $520,106       $691,280
                            ==========       ========       ========


                            Assets (cont'd)
                                             Pro Forma
                              Note           Condensed
(Amounts in thousands)        Reference      Consolidated
                              _________      ____________

Cash and cash equivalents     2                $186,780

Short-term investments                          242,597

Accounts receivable                             101,340

Other current assets                             79,261
                                             __________

   Total current assets                         609,978

Property and equipment, net                     385,377

Excess purchase price over
  net assets acquired                         1,019,177

  less accumulated amortization                    (286)
                                             __________

Excess purchase price over
  net assets acquired, net         3          1,018,891
                                             __________

Long-term investments                           127,788

Restricted investments                           75,418

Other assets, net                  11            32,429
                                             __________

    Total assets                             $2,249,881
                                             ==========


             Liabilities and Stockholders' Equity (cont'd)

Current portion of long-term
  obligations                      4            $50,150

Accounts payable                                 85,147

Medical claims payable                          300,346

Accrued salaries and
  employee benefits                              85,531

Deferred premiums                               164,640

Income taxes payable and
  other current liabilities        11            32,956
                                             __________

    Total current liabilities                   718,770
                                             __________

Long-term obligations              4            365,115

Other liabilities                                89,475
                                             __________

    Total liabilities                         1,173,360
                                             __________

Stockholders' equity:

  Series A Cumulative Convertible
  Preferred Stock                  5            516,480

  Common Stock                     5              1,968

  Paid-in capital                  5            379,356

  Retained earnings                5            178,717
                                             __________

    Total stockholders'
    equity                                    1,076,521
                                             __________

    Total liabilities and
    stockholders' equity                     $2,249,881
                                             ==========



See accompanying notes to historical and pro forma unaudited condensed consolidated financial statements.

                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 Nine Months Ended March 31, 1994 (Unaudited)

                                            Comprecare
                                            Historical    Pro Forma
(Amounts in                             Two Months Ended  Adjustments
thousands,           FHP       TakeCare     August 31,    Increase       Note
except earnings  Historical   Historical       1993      (Decrease)
Reference
per share)       __________   __________    __________   __________
_________

Revenue          $1,789,947     $817,649       $47,971     $  -

Expenses:

  Cost of
  health care     1,498,337      661,420        36,745

  General, admin-
  istrative and
  marketing         240,086      101,730         5,084        (830)       6
                 __________   __________       _______     ________

Total expenses    1,738,423      763,150        41,829        (830)
                 __________   __________       _______     ________

Operating income     51,524       54,499         6,142         830

Interest income      14,552        4,846           202

Interest expense      3,879        2,065           259        (241)       8
                 __________   __________       _______     ________

Income before
provision for
income taxes         62,197       57,280         6,085       1,071

Provision for
income taxes         23,885       24,781         2,215         118      10
                 __________   __________       _______     ________

Net income           38,312       32,499         3,870         953

Preferred Stock
dividend
                 __________   __________       _______     ________

Net income
attributable
to Common Stock     $38,312      $32,499        $3,870        $953
                 ==========   ==========       =======     ========

Earnings
per share
attributable to

  Common Stock        $1.14        $2.52
                 ==========   ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding          33,659       12,891
                 ==========   ==========


                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

           Nine Months Ended March 31, 1994 (Unaudited) (continued)

                                     Pro Forma
(Amounts in        Pro Forma        Adjustments                     Pro Forma
thousands,         TakeCare          Increase          Note         Condensed
except earnings   Consolidated       (Decrease)      Reference
Consolidated
per share)        ____________      ___________      _________
____________

Revenue               $865,620         $  -
$2,655,567

Expenses:
  Cost of
  health care          698,165
2,196,502

  General, admin-
  istrative and
  marketing            105,984           13,797          6
359,867

                      ________        __________
__________

Total expenses         804,149           13,797
2,556,369
                      ________        __________
__________

Operating income        61,471          (13,797)
99,198

Interest income          5,048           (3,338)         7
16,262

Interest expense         2,083           10,206          8
16,168
                      ________        __________
__________

Income before
provision for
income taxes            64,436          (27,341)
99,292

Provision for
income taxes            27,114           (2,346)        10
48,653
                      ________        __________
__________
Net income              37,322          (24,995)
50,639

Preferred Stock
dividend                                 19,368          9
19,368
                      ________        _________
__________

Net income
attributable
to Common Stock        $37,322         ($44,363)
$31,271
                      ========        =========
==========
Earnings
per share
attributable to

  Common Stock                          ($6.88)          9
$0.78
                                      =========
==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding                               6,446          9
40,105
                                      =========
==========

See accompanying notes to historical and pro forma unaudited condensed consolidated financial statements.

                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     Year Ended June 30, 1993 (Unaudited)


                                                          Pro Forma
(Amounts in                                             Adjustments
thousands,           FHP       TakeCare     Comprecare    Increase      Note
except earnings  Historical   Historical    Historical   (Decrease)
Reference
per share)       __________   __________    __________   __________
_________

Revenue          $2,005,854     $789,654      $254,547    $    -

Expenses:

  Cost of
  health care     1,681,144      644,237       215,219      (2,612)      11

  General, admin-
  istrative and
  marketing         269,645       92,869        30,859      (5,330)       6
                 __________   __________       _______     ________

Total expenses    1,950,789      737,106       246,078      (7,942)
                 __________   __________       _______     ________

Operating income     55,065       52,548         8,469       7,942

Interest income      14,919        5,399           819

Interest expense        211        3,939         1,407      (1,309)       8
                 __________   __________       _______     ________

Income before
provision for
income taxes         69,773       54,008         7,881       9,251

Provision for
income taxes         25,607       23,207         2,808       1,921       10
                 __________   __________       _______     ________

Net income           44,166       30,801         5,073       7,330

Preferred Stock
dividend
                 __________   __________       _______     ________

Net income
attributable
to Common Stock     $44,166      $30,801        $5,073      $7,330
                 ==========   ==========       =======     ========

Earnings
per share
attributable to

  Common Stock        $1.33        $2.80
                 ==========   ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding          33,270       10,982
                 ==========   ==========


                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

               Year Ended June 30, 1993 (Unaudited) (continued)

                                     Pro Forma
(Amounts in        Pro Forma        Adjustments                     Pro Forma
thousands,         TakeCare          Increase          Note         Condensed
except earnings   Consolidated       (Decrease)      Reference
Consolidated
per share)        ____________      ___________      _________
____________

Revenue             $1,044,201      $     -
$3,050,055

Expenses:
  Cost of
  health care          856,844
2,537,988

  General, admin-
  istrative and
  marketing            118,398           20,985          6
409,028

                      ________        __________
__________

Total expenses         975,242           20,985
2,947,016
                      ________        __________
__________

Operating income        68,959          (20,985)
103,039

Interest income          6,218           (4,670)         7
16,467

Interest expense         4,037           12,422          8
16,670
                      ________        __________
__________

Income before
provision for
income taxes            71,140          (38,077)
102,836

Provision for
income taxes            27,936           (3,153)        10
50,390
                      ________        __________
__________
Net income              43,204          (34,924)
52,446

Preferred Stock
dividend                                 25,824          9
25,824
                      ________        _________
__________

Net income
attributable
to Common Stock        $43,204        ($60,748)                        $26,622
                      ========        =========                     ==========
Earnings
per share
attributable to

  Common Stock                          ($9.42)          9               $0.67
                                      =========                     ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding                               6,446          9              39,716
                                      =========                     ==========

See accompanying notes to historical and pro forma unaudited condensed consolidated financial statements.

                     FHP INTERNATIONAL CORPORATION
              NOTES TO HISTORICAL AND PRO FORMA UNAUDITED
              CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (amounts in thousands, except per share data)


1.   General

     The historical and pro forma unaudited condensed consolidated balance sheet of FHP International Corporation ("FHP" or "the Company") reflects the Merger as though it occurred on March 31, 1994. The historical and pro forma unaudited condensed consolidated statements of income of the Company reflect the Merger and the September 1993 acquisition of Comprecare, Inc. by TakeCare, Inc. ("TakeCare") as though both transactions occurred on July 1, 1992.
The Merger will be accounted for as a purchase transaction.

     No effect has been given in the historical and pro forma unaudited condensed consolidated statements of income for operating and synergistic benefits that may be realized through the combination of the entities, including any increased enrollment of Medicare eligible persons in geographic areas principally served by TakeCare (Northern California, Colorado, Illinois, and Ohio). Certain minor reclassifications have been made to the TakeCare historical financial statements to conform them to FHP's presentation.

     TakeCare has agreed with FHP that if the expenses of TakeCare incurred in connection with the Merger, including financial advisory fees, accounting, legal and consulting fees, and costs in connection with any litigation relating to the Merger, exceed $3 million, such excess (the "Excess Expenses") will reduce pro rata the amount of cash or shares of Series B Adjustable Rate Cumulative Preferred Stock to be issued in the Merger upon conversion of each share of TakeCare Common Stock. For purposes of these pro forma financial statements, the Excess Expenses are assumed to be $8.0 million, resulting in a reduction of the cash consideration to $27.38 from $28.00 or of the Series B Preferred Stock from 1.12 shares to approximately 1.10 shares for each share of TakeCare Common Stock.

     Under the terms of the Merger Agreement, each outstanding share of TakeCare common stock (estimated to be 12,912 shares for purposes of these historical and pro forma unaudited condensed consolidated financial statements (pro forma financial statements)) will be converted into the right to receive, without interest, the following consideration (valued at an aggregate of $80.00 per share less the estimated impact of the Excess Expenses of approximately $0.62 per share for purposes of these pro forma financial statements):

     (1)  1.6 shares of Series A Cumulative Convertible Preferred
Stock (Series A Preferred Stock); plus

     (2) 1.12 shares of Series B Adjustable Rate Cumulative Preferred Stock (Series B Preferred Stock), or at the specific election of the holder, cash of $28.00 per share of TakeCare Common Stock; plus

     (3) .48 of a share of FHP Common Stock, as provided in the Merger Agreement since FHP's stock traded at less than an average of $25 per share for 20 consecutive trading days ending on the third trading day prior to the effective date of the Merger.

     Holders of Series A Preferred Stock with stated value of $25 will be entitled to receive cumulative cash dividends of 5.0% per annum. Dividends will be payable quarterly in arrears when and if declared by FHP's Board of Directors. On or after the fourth anniversary of the Merger, FHP may, at its option, redeem all or part of the outstanding shares of Series A Preferred Stock, at fixed redemption prices per share plus an amount equal to any accrued and unpaid dividends. Each share of Series A Preferred Stock will be convertible at the option of the holder into FHP Common Stock at any time commencing six months after the Closing. The conversion price for the Series A Preferred Stock is $31.00 per share.

     Holders of Series B Preferred Stock with stated value of $25 will be entitled to receive cumulative cash dividends of not less than 5.0% per annum or greater than 11.0% per annum. The actual dividend rate will be determined quarterly based upon prevailing market rates as provided in the Merger Agreement. Dividends will be payable quarterly in arrears when and if declared by FHP's Board of Directors.
Beginning nine months after June 17, 1994, FHP may, at its option, redeem all or part of the outstanding shares of Series B Preferred Stock, at $25.00 per share plus an amount equal to accrued and unpaid dividends.


2.   Cash and Cash Equivalents

     Pro forma adjustments to cash and cash equivalents consist of the following:

          Proceeds of long-term borrowings
          (net of financing costs of $1,600)           $310,490

          Cash consideration paid in the Merger        (353,531)

          Repayment of TakeCare long-term
          obligations, including current portion        (37,500)

          Payment of estimated costs of the Merger      (11,459)

          Payment of Excess Expenses of
          TakeCare (see Note 1)                          (8,000)
                                                       _________

                                                      ($100,000)
                                                       =========


     The pro forma financial statements assume that the holders of TakeCare Common Stock will elect to receive cash of $27.38 per share as Merger Consideration in lieu of the Series B Preferred Stock. (See
Note 9 for summary pro forma financial information assuming holders of TakeCare Common Stock elect to receive approximately 1.10 shares of Series B Preferred Stock as Merger Consideration.)

     The TakeCare long-term obligations are being retired immediately after the Closing as required by TakeCare's existing debt agreement upon a change in control of TakeCare.

3.   Excess of Purchase Price Over Net Assets Acquired

     Pro forma adjustments to the excess of purchase price over net assets acquired consist of the following:

     Resulting from the Merger                         $1,015,185
     Elimination of previously recorded excess
       of purchase price over net assets acquired
       of TakeCare (net of accumulated amortization
       of $13,726)                                       (223,047)
                                                       ___________
                                                         $792,138
                                                       ===========

     Management has not completed an allocation of the purchase price of TakeCare to the assets and liabilities that will be acquired. However, management believes that the amounts reflected on TakeCare's historical consolidated balance sheet as tangible assets and liabilities approximate the fair market values of such assets and liabilities and accordingly, such assets have not been adjusted in the accompanying pro forma financial statements.


4.   Long-term Obligations

     Pro forma adjustments to long-term obligations consist of the following:

                                        Current   Long-Term
                                        Portion   Portion   Total
                                        _______   _________ ________
Borrowings to finance the Merger        $50,000   $262,090  $312,090
Repayment of TakeCare long-term
  obligations                           (15,000)   (22,500)  (37,500)
                                        ________  _________ _________
                                        $35,000   $239,590  $274,590
                                        ========  ========= =========

5.   Stockholders' Equity

     Pro forma adjustments to Series A Preferred Stock, FHP Common Stock, paid-in capital and retained earnings consist of the following:

                                                           Total
                 Series A      Common  Paid-in  Retained Stockholders'
               Preferred Stock  Stock  Capital  Earnings   Equity
               _______________  _____  _______  ________  ___________

Series A
  Preferred Stock
  issued            $516,480     $  -   $  -     $   -       $516,480

Common Stock issued                310   154,634              154,944

Elimination of
  equity accounts of
  TakeCare                      (1,291) (157,084)  (106,859) (265,234)
                    _________   _______ ________   _________  ________
                    $516,480     ($981)  ($2,450) ($106,859) $406,190
                    =========   ======= ========= ========== =========

6.   General, Administrative and Marketing

     Pro forma adjustments to general, administrative and marketing expense, principally amortization, consist of the following:

                                               TakeCare   Consolidated
                     TakeCare   Consolidated   Pro Forma    Pro Forma
                     Pro Forma   Pro Forma       Nine         Nine
                       Year        Year         Months       Months
                       Ended       Ended        Ended        Ended
                     June 30,    June 30,      March 31,   March 31,
                       1993        1993          1994         1994
                     _________  ____________   _________  ____________


Amortization of
 excess purchase
 price over net
 assets acquired
 resulting from the
 Merger              $    -       $25,380      $   -        $19,035
Elimination of
 amortization of
 excess of purchase
 price over
 net assets
 acquired
 previously
 recorded by
 TakeCare                          (4,395)                   (5,238)
Elimination of
 amortization of
 excess purchase
 price over
 net assets
 acquired of
 Comprecare            (5,330)                    (830)
                     __________   _________     _________   __________

                      ($5,330)     $20,985       ($830)     $13,797
                     ==========   =========     =========   ==========

The excess purchase price over net assets acquired resulting from the Merger will be amortized on a straight-line basis over 40 years.

7.  Interest Income

    Pro forma adjustments to interest income consist of the following:

                                         Pro Forma Consolidated
                                      ___________________________

                                                      Nine Months
                                         Year Ended      Ended
                                      June 30, 1993    March 31, 1994
                                      _____________   _______________

Elimination of interest income
 (computed based on historical
 rates of return on investment
 of cash) used to finance a
 portion of the purchase price
 (4.67% for the year ended
 June 30, 1993 and 4.45% for the
 nine months ended March 31, 1994)         $4,670          $3,338

                                      ==============  ===============

8.  Interest Expense

    Pro forma adjustments to interest expense consist of the following:

                                               Pro Forma   Pro Forma
                     Pro Forma   Pro Forma     TakeCare   Consolidated
                     TakeCare   Consolidated     Nine         Nine
                       Year        Year         Months       Months
                       Ended       Ended        Ended        Ended
                     June 30,    June 30,      March 31,   March 31,
                       1993        1993          1994         1994
                     _________  ____________   _________  ____________

Interest expense on
 long-term obliga-
 tions to finance
 the Merger          $    -       $16,041      $    -       $12,031
Elimination of
 interest expense
 on retired long-
 term obligations
 of TakeCare                       (3,463)                   (1,866)
Amortization of
 debt financing
 costs resulting
 from the long-
 term borrowings
 to finance the
 Merger                               320                       240
Elimination of
 deferred debt
 financing costs of
 TakeCare                            (476)                     (199)
Elimination of
 interest expense on
 long-term obliga-
 tions retired as a
 result of TakeCare's
 acquisition of
 Comprecare           (1,309)                     (241)
                    ____________  __________   ___________  _________

                     ($1,309)      $12,422       ($241)     $10,206
                    ============  ==========   ===========  =========


     The interest rate on the long-term obligations incurred to finance the Merger is a floating rate based on the principal lender's prime rate in the London Interbank market plus 0.6% which, based upon current rates, would be approximately 5.1%. Each 1/4% increase in such floating rate would decrease annual pro forma consolidated net income by $398 and pro forma consolidated earnings per share attributable to Common Stock by $0.01 per annum.


9.  Earnings Per Share

    Earnings per share is based on the weighted average shares of outstanding Common Stock and common stock equivalents during the respective periods. The pro forma financial statements assume the holders of TakeCare common stock will elect to receive cash in lieu of Series B Preferred Stock issued as of the effective date. The inclusion of additional common shares assuming the conversion of the Series A Preferred Stock would have been antidilutive for the year ended June 30, 1993 and the nine months ended March 31, 1994 for both the primary and fully diluted pro forma earnings per share computations. Accounting rules governing the computation of earnings per share require that dividends on cumulative preferred stock, whether declared or not, be deducted in the earnings per share computation.


     The shares used in the computation of primary earnings per share were as follows:

                                       Pro Forma Consolidated
                                   _________________________________

                                    Year Ended     Nine Months Ended
                                   June 30, 1993     March 31, 1994
                                   _____________   _________________

Common and common stock
 equivalents prior to the Merger      33,270             33,659
Assumed Common and common stock
 equivalents issued as part of
 the Merger                            6,446              6,446
                                      ______             ______

                                      39,716             40,105
                                      ======             ======


Pro forma adjustments to dividends related to Series A Preferred Stock consist of the following:

                                         Pro Forma Consolidated
                                       ___________________________

                                                       Nine Months
                                       Year Ended        Ended
                                       June 30, 1993   March 31, 1994
                                       _____________   ______________

Cash dividends on Series A
 Preferred Stock issued in the
 Merger (dividend at 5%)                  $25,824          $19,368
                                          =======          =======

     The pro forma financial statements have been prepared assuming that all Series A Preferred Stock is outstanding for the year ended June 30, 1993 and the nine months ended March 31, 1994.

      As stated above, the pro forma financial statements assume the holders of TakeCare Common Stock will elect to receive cash in lieu of the Series B Preferred Stock. Accordingly, earnings per share has been calculated assuming that no shares of Series B Preferred Stock will be issued. If all holders of TakeCare Common Stock were to elect to receive Series B Preferred Stock rather than cash, the principal changes to the historical and pro forma unaudited condensed consolidated statements of income would be as follows, assuming an interest rate equal to 93% of the thirty-year average yield published by the Federal Reserve Board as provided for in the Merger Agreement (approximately 6.9% for this pro forma calculation - see Note 1 for further explanation of range of possible dividends):

                                         Pro Forma Consolidated
                                       ___________________________

                                                       Nine Months
                                       Year Ended        Ended
                                       June 30, 1993   March 31, 1994
                                       _____________   ______________

Operating income                         $103,039         $99,198
Interest income                            18,477          17,699
Interest expense                             (309)         (3,897)
Income taxes                              (59,392)        (55,370)
                                         _________        ________

Net income                                 61,815          57,630
Series A Preferred Stock dividend         (25,824)        (19,368)
Series B Preferred Stock dividend         (24,264)        (18,198)
                                         _________        ________

Net income attributable to Common
 Stock                                    $11,727         $20,064

                                         =========        =======
Earnings per share attributable
 to Common Stock                            $0.30           $0.50
                                         =========        ========

Weighted average number of shares          39,716          40,105
                                         =========        ========

10.  Income Taxes

   Pro forma adjustment to the provision for income taxes consist of the following:

                                              Pro Forma    Pro Forma
                    Pro Forma Pro Forma Take Care Consolidated Take Care Consolidated Nine Months Nine Months
                   Year Ended   Year Ended      Ended        Ended
                     June 30,     June 30,     March 31,    March 31,
                       1993         1993         1994         1994
                   __________   ____________  ___________  ___________

Income tax effect
 of:
 Decrease in
 interest income    $   -        ($2,288)      $   -        ($1,635)
 Elimination of
  TakeCare interest
  expense and debt
  financing costs                  1,930                      1,012
 Increase in
  interest expense
  and debt financing
  costs from Merger
  financing                       (8,017)                    (6,013)
 Elimination of
  Comprecare interest
  expense               641                        118
 Estimated increase
  in effective
  tax rate to 49%                  5,222                      4,290
 Decrease in cost
  of health care      1,280
                   __________   _____________  ___________  __________

                     $1,921      ($3,153)         $118      ($2,346)
                   ==========   =============  ===========  ==========


11.  Other

     Other pro forma adjustments include the restructuring of an agreement with a physician group resulting in a reduction of pro forma cost of health care ($2,612), recognition of deferred debt financing costs ($1,600), elimination of deferred debt financing costs related to debt of TakeCare retired in the Merger ($2,458) and accrual of transaction expenses incurred by TakeCare ($3,000) and certain bonuses that TakeCare may authorize.

Item 7(c).  Index of Exhibits.

      2.1   Agreement and Plan of Merger, dated March 3, 1994
            (incorporated by reference to Exhibit 2.1 of Registrant's Registration Statement on Form S-4 (file no. 33-53431) filed with the Commission on May 2,
            1994).

      2.2 Amendment No. 1 to Agreement and Plan of Merger, dated April 29, 1994 (incorporated by reference to Exhibit
            2.2 of Registrant's Registration Statement on Form S-4 (file no. 33-53431) filed with the Commission on May 2,
            1994).

      2.3 Amendment No. 2 to Agreement and Plan of Merger, dated May 25, 1994 (incorporated by reference to Exhibit 2.1 of Registrant's Current Report on Form 8-K, filed with the Commission on May 26, 1994).

      3.1   Restated Certificate of Incorporation of Registrant
            (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-4 (file no. 33-53431) filed with the Commission on May 2,
            1994).

      3.2 Amendment to Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-4 (file no. 33-53431) filed with the Commission on May 2, 1994).

      3.3 Certificate of Designation for Series A Cumulative Convertible Preferred Stock of FHP (incorporated by reference to Exhibit 3.3 of Registrant's Current Report on Form 8-K, event date June 17, 1994).

      3.4 Certificate of Designation for Series B Adjustable Rate Cumulative Preferred Stock of FHP (incorporated by reference to Exhibit 3.4 of Registrant's Current Report on Form 8-K, event date June 17, 1994).

      23.1  Consent of Ernst & Young LLP., Independent Auditors.

      99.1 Press Release announcing consummation of the Merger, dated June 17, 1994 (incorporated by reference to Exhibit 99.1 of Registrant's Current Report on Form
            8-K, event date June 17, 1994).

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FHP INTERNATIONAL CORPORATION

                                    By  /s/ Kenneth S. Ord
                                          Kenneth S. Ord
                                          Senior Vice President and
                                          Chief Financial Officer



Date:  August 29, 1994

                             EXHIBIT 23.1


          Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in Registration Statements 33-11741, 33-11742, 33-14212, 33-14257, 33-30090, 33-30200,
33-36521, 33-37068 and 33-54313 on Form S-8 of FHP International Corporation of our report dated February 23, 1994, except for Notes 8 and 9 as to which the date is March 3, 1994 and August 3, 1994, respectively, with respect to the consolidated balance sheets of TakeCare, Inc. as of December 31, 1993 and 1992 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993, included in this Current Report on Form 8-K/A, event date June 17, 1994, of FHP International Corporation relating to the acquisition of TakeCare Inc.


                                        /s/ Ernst & Young LLP
Walnut Creek, California
August 29, 1994